UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive

Lisle, Illinois

60532

(Address of principal executive offices, including Zip Code)

(331) 332-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to ABL Facility

On January 25, 2017, Navistar, Inc. (the “Borrower”) entered into an Amendment No. 5 (the “ABL Amendment”) to the Amended and Restated ABL Credit Agreement (as amended by Amendment No. 1, dated April 2, 2013, Amendment No. 2, dated July 3, 2014, Amendment No. 3, dated July 15, 2015, and Amendment No. 4., dated September 30, 2016, the “ABL Credit Agreement”), dated as of August 17, 2012, among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, pursuant to which certain provisions were modified to increase by $50,000,000 the total amount of senior notes issued by Navistar International Corporation that the Borrower is permitted to guarantee. The ABL Amendment had no impact on the aggregate commitment level under the ABL Credit Agreement, which remains at $175,000,000.

The foregoing description of the ABL Amendment is qualified in its entirety by reference to the ABL Amendment, which is filed as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 5 to the Amended and Restated ABL Credit Agreement, dated January 25, 2017, among Navistar, Inc., as Borrower, the financial institutions party thereto, and Bank of America, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

(Registrant)

Dated: January 27, 2017	By:	/s/ Walter G. Borst
	Name:	Walter G. Borst
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 5 to the Amended and Restated ABL Credit Agreement, dated January 25, 2017, among Navistar, Inc., as Borrower, the financial institutions party thereto, and Bank of America, N.A., as Administrative Agent